As filed with the Securities and Exchange Commission on October 10, 2013

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	7389 (Primary Standard Industry Classification Code Number)	20-1409613 (I.R.S Employer Identification No,)

35 East Wacker Drive, Suite 2400

Chicago, Illinois  60601

(312) 827-2800

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Shelly O’Brien

General Counsel

Envestnet, Inc.

35 East Wacker Drive, Suite 2400

Chicago, Illinois  60601

(312) 827-2800

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Edward S. Best Mayer Brown LLP 71 South Wacker Drive Chicago, Illinois 60606 (312) 701-7100	Larry A. Barden Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 (312) 853-7000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. : ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-190852

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. : ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering : ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock $0.005 par value per share	281,997	$29.25	$8,248,413	$1,063

(1)                                 Represents only the additional number of shares of common stock being registered and includes shares of common stock that may be sold upon exercise of the underwriters’ option to purchase additional shares of common stock. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-190852).

(2)                                 Based upon the public offering price.

(3)                                 The registrant has previously paid $20,329.06 for the registration of $149,040,000 of proposed maximum aggregate offering price in the filing of the Registration Statement on August 27, 2013 (File No. 333-190852).

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended.  The contents of the Registration Statement on Form S-1 (File No. 333-190852) (the “Prior Registration Statement”) filed by Envestnet, Inc. with the Securities and Exchange Commission (the “Commission”) on August 27, 2013, as amended, which was declared effective by the Commission on October 10, 2013, are incorporated herein by reference. The contents of the Prior Registration Statement, including the exhibits and power of attorney thereto, are hereby incorporated by reference.

The Registrant is filing this registration statement for the sole purpose of increasing the aggregate number of shares of common stock being offered by 245,215 (plus an addition 36,782 shares which may be sold in the event the underwriters exercise their overallotment option to purchase additional shares of the Registrant’s common stock).  All of the additional shares will be sold by entities associated with Upfront Ventures, f/k/a GRP Partners.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith

CERTIFICATION

The Registrant hereby certifies to the Commission that (i) it has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account as soon as practicable (but no later than the close of business on October 11, 2013), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by its bank during regular business hours on October 11, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on October 10, 2013.

ENVESTNET, INC.

By:	/s/ Judson Bergman
Judson Bergman
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on October 10, 2013.

	Signature	Title

	*	Chairman and Chief Executive Officer, Director
	Judson Bergman	(Principal Executive Officer)

	*	Chief Financial Officer
	Peter D’Arrigo	(Principal Financial Officer)

	*	Senior Vice President, Finance
	Dale Seier	(Principal Accounting Officer)

	*	Director
Ross Chapin

	*	Director
Cynthia Egan

	*	Director
Gates Hawn

	*	Director
James Johnson

	*	Director
Paul Koontz

	*	Director
Charles Roame

	*	Director
Yves Sisteron

* By:	/s/ Judson Bergman
Judson Bergman, Attorney-in-Fact and Individually

INDEX TO EXHIBITS

Exhibit No.	Description	Page
5.1	Opinion of Mayer Brown LLP (including consent of counsel)
23.1	Consent of KPMG LLP
23.2	Consent of BDO USA, LLP
23.3	Consent of PricewaterhouseCoopers LLP
23.4	Consent of Mayer Brown LLP (included in Exhibit 5.1 above).
23.3	Power of Attorney (included on the signature page to Registration Statement No. 333-190852).